Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

OF SERIES A PREFERRED STOCK OF

REGIONAL HEALTH PROPERTIES, INC.

PURSUANT TO THE Proxy Statement/Prospectus

DATED , 2023

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Exchange Offer (as defined below) if:

●	the procedure for book-entry transfer cannot be completed on a timely basis, or

●	time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) and any other required documents, to reach Continental Stock Transfer & Trust Company (the “Exchange Agent”) prior to the Expiration Date (as defined in the Proxy Statement/Prospectus (as defined below)).

The Proxy Statement/Prospectus dated , 2023 (as amended or supplemented from time to time, the “Proxy Statement/Prospectus”) and the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal”), which together set forth the offer of Regional Health Properties, Inc. (the “Company”) to exchange (the “Exchange Offer”) any and all of the outstanding shares of the Company’s 10.875% Series A Cumulative Redeemable Preferred Shares (the “Series A Preferred Stock”) for newly issued shares of the Company’s 12.5% Series B Cumulative Redeemable Preferred Shares.

The Exchange Offer relates to the Series A Preferred Stock, which trades on the NYSE American LLC (the “NYSE American”) under the symbol “RHE-PA.” Any and all outstanding shares of the Series A Preferred Stock are eligible to be tendered pursuant to the Exchange Offer.

IF NECESSARY, MAIL THIS NOTICE OF GUARANTEED DELIVERY TO:

IF DELIVERING BY MAIL, HAND OR COURIER:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

1 State Street — 30th Floor

New York, NY 10004

Attention: Corporate Actions Department

Facsimile: 212-616-7610

E-mail: Reorg+RegionalHealth@continentalstock.com

CONFIRM BY TELEPHONE:

Telephone: (917) 262-2378

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier, facsimile or email transmission to the Exchange Agent. See the information set forth in the Proxy Statement/Prospectus in the section titled “The Exchange Offer—Guaranteed Delivery Procedures.”

For this notice to be validly delivered, it must be received by the Exchange Agent at the above address or by facsimile transmission before the Expiration Date. Delivery of this notice to another address or facsimile number will not constitute a valid delivery. Delivery to the Company, the information agent or the book-entry transfer facility will not be forwarded to the Exchange Agent and will not constitute a valid delivery.

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Your signature on this Notice of Guaranteed Delivery must be guaranteed by an Eligible Institution, and the Eligible Institution must also execute the Guarantee of Delivery attached hereto. An “Eligible Institution” is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

In addition, if the instructions to the Letter of Transmittal require a signature on a Letter of Transmittal to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By signing this Notice of Guaranteed Delivery, you exchange, upon the terms and subject to the conditions described in the Proxy Statement/Prospectus and the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of shares of Series A Preferred Stock specified below pursuant to the guaranteed delivery procedures set forth in the Proxy Statement/Prospectus in the section titled “The Exchange Offer—Guaranteed Delivery Procedures.”

DESCRIPTION OF SHARES OF SERIES A PREFERRED STOCK TENDERED

List below the shares of Series A Preferred Stock to which this Notice of Guaranteed Delivery relates.

Name(s) and Address(es) of Registered Holder(s) of Series A Preferred Stock	Number of Shares Tendered

Total:

(1) Unless otherwise indicated above, it will be assumed that all shares of Series A Preferred Stock listed above are being tendered pursuant to this Notice of Guaranteed Delivery.

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SIGNATURES

Signatures:

Name(s) of the Holder(s) of Series A Preferred Stock:

(please type or print)

Certificate Nos.:

Address:

(Include Zip Code)

Daytime Area Code and Telephone Number:

Date:

If the shares of Series A Preferred Stock will be delivered by book-entry transfer, provide the Account Number.

Account Number(s):

GUARANTEE OF SIGNATURES

Authorized Signature:

Name:

(please type or print)

Title.:

Address:

Name of Firm (must be an Eligible Institution as defined in the Notice of Guaranteed Delivery):

(Include Zip Code)

Daytime Area Code and Telephone Number:

Date:

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GUARANTEE OF DELIVERY

(Not to be Used for Signature Guarantee)

The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Exchange Agent of the shares of Series A Preferred Stock tendered, in proper form for transfer, or a confirmation that the shares of Series A Preferred Stock tendered have been delivered pursuant to the procedure for book-entry transfer described in the Proxy Statement/Prospectus into the Exchange Agent’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), or an agent’s message (as defined in the Proxy Statement/Prospectus) in the case of a book-entry transfer, and any other required documents, all within two days that the NYSE American is open for trading after the date of receipt by the Exchange Agent of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal to the Exchange Agent, or confirmation of receipt of the shares of Series A Preferred Stock pursuant to the procedure for book-entry transfer and an agent’s message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

(Please Print)

Title:

Address:

Areas Code(s) and Telephone Number(s):

Dated: _______, 2023

NOTE: DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS FORM. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE EXCHANGE AGENT WITH THE LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES of the Series A Preferred Stock TENDERED THROUGH DTC).

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